UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

GREEN STREAM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	000-53279	20-1144153
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

8549 Wilshire Blvd, Suite 1216

Beverly Hills, CA 90211

(Address of principal executive offices)

(307) 485-1009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Item 5.01.	Changes In Control Of Registrant.

The disclosures set forth in Item 5.02 are hereby incorporated by reference into this Item 5.01.

The company has redomiciled from Wyoming to California and the jurisdiction is now in California.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

On March 17, 2026:

●	James C. DiPrima resigned as an officer of the Company.

On March 18, 2026:

●	Phil Yang was appointed as the Company’s Vice President, Chief Executive Officer, Secretary and Treasurer and as a Director.

On March 19, 2026:

●	James C. DiPrima resigned as a director of the Company.

Mr. Yang do not own any shares of our common or preferred stock.

Phil Yang is a real estate professional with years of experience in all aspect of real estate venture. From residential lending to commercial asset acquisition, Phil offers unique insight with his vast professional connections to everything single loan or purchases that come across him.

For professional references, Phil oversees the entire mortgages processing operations in the most productive branch of Direct Mortgage Investors, Inc from 2019 to 2023, dealing primarily in residential loans including Conventional, FHA, and VA loans. At the same time, Phil also provided private mortgage loans with high returns, while minimizing the risks outside of Fannie Mae and Freddie Mac guidelines. Most recently, Phil has started to directly acquire high quality commercial assets focusing mainly in Rochester, New York, and Washington DC.

Phil obtained dual degree with BA in Government and International Politics, and BS in Public Administration from George Mason University in 2016. Additionally, Phil has a MA in International Security from George Washington University in 2018.

Item 9.01.	Financial Statement and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN STREAM HOLDINGS INC.

Date: April 6, 2026	By:	/s/ Nan Yang
Name: Nan Yang
Title: Chief Executive Officer

Green Stream 8-K 5.02 Appoint Officers & Director DiPrima Resigns 3-18-26

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